Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Acura Pharmaceuticals, Inc.

Palatine, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 29, 2016, relating to the consolidated financial statements of Acura Pharmaceuticals, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

February 3, 2017